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                                                                   EXHIBIT 10.23

                               MAAX HOLDINGS, INC.
                             2004 STOCK OPTION PLAN

1.   PURPOSE.

          The purpose of this Plan is to promote the growth and development of MAAX Holdings, Inc., a Delaware corporation (the "Company"), and its direct and indirect Affiliates (as defined below), including but not limited to MAAX Corporation ("Opco"), by providing incentives to certain directors, officers, employees, consultants and independent contractors of the Company and its Affiliates by granting them Options (as defined below) to purchase Shares (as defined below).

2.   DEFINITIONS.

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

          An "Affiliate" of a specified Person shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock holding greater than 5% of the total number of outstanding shares of Common Stock on a fully-diluted basis or any officer or director of the Company or any Subsidiary of the Company.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Call Price" shall mean, as of any date, with respect to any Share, a per share price equal to (a) the quotient of (i) the excess of (A) the product of 7.0 times EBITDA (as defined in the Stockholders Agreement), over (B) the Consolidated Indebtedness (as defined in the Stockholders Agreement) as of the end of the period for which EBITDA is calculated, plus (C) the amount of cash and cash equivalents of the Company and its Subsidiaries as of the end of the period for which EBITDA is calculated which is not required to fund the day-to-day operations of the Company and its Subsidiaries as reasonably determined by the board of directors of the Company in good faith, divided by
(ii) the aggregate number of Stock Equivalents (as defined in the Stockholders Agreement) outstanding as of such date, outstanding, minus, (b) in the case of Vested Options (as defined in the Stockholders Agreement), the per share exercise price payable in connection with such Vested Options. Notwithstanding the foregoing, in no event shall the Call Price with respect to any share of Preferred Stock exceed the Maximum Share Price (as defined in the Stockholders Agreement).

          "Cause" shall have the meaning set forth in the applicable Option Agreement of the Optionee.
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          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Board of Directors or a committee of at least three individuals appointed by the Board of Directors for purposes of administration and operation of this Plan.

          "Common Stock" shall mean shares of common stock, par value US$0.01 per share of the Company.

          "Company" shall have the meaning set forth in Section 1 of this Plan.

          "Consultant" shall mean any person, including an advisor, who is engaged by the Company, Opco or any of their respective Affiliates to render services to the Company, Opco or any of their respective direct or indirect Subsidiaries and is compensated for such services, and any non- employee Director whether compensated for such services or not.

          "Director" shall mean a member of the board of directors of the Company, Opco or any of their direct or indirect Subsidiaries.

          "Disabled" shall have the meaning set forth in the applicable Option Agreement of the Optionee.

          "Employee" shall mean any employee of the Company, Opco or any of their direct or indirect Subsidiaries or other Affiliates.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

          "Fair Market Value" of a Share as of a particular date shall mean, unless otherwise determined by the Committee:

          (i) the closing sales price per share of Common Stock on a national securities exchange in the U.S. or Canada for the last date prior to the exercise date on which there was a sale of shares of Common Stock on such exchange;

          (ii) if the shares of Common Stock are quoted on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), the closing price per share of Common Stock as reported on NASDAQ for the last date prior to the exercise date on which a sale was reported;

          (iii) if clause (i) and clause (ii) do not apply and the shares of Common Stock are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last date prior to the exercise date on which such bid and asked prices were quoted; or


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          (iv) if the shares of Common Stock are not listed on a national securities exchange or traded in an over-the-counter market, the Call Price.

          "Grant Date" shall mean the date an Option is granted to an Optionee by the Committee pursuant to this Plan.

          "Opco" shall have the meaning set forth in Section 1 of this Plan.

          "Option" shall mean an option to purchase Shares granted pursuant to this Plan. Options granted under this Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

          "Option Agreement" shall mean an Option Agreement, substantially in the forms attached hereto as Exhibit A-1 for New Options, Exhibit A-2 for Rollover Options, Exhibit A-3 for CEO Options - Common Stock or Exhibit A-4 for CEO Options - Series A Preferred Stock to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee.

          "Optionee" shall mean an Employee or Consultant who is granted an Option under the terms of this Plan.

          "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.

          "Plan" shall mean this MAAX Holdings, Inc. 2004 Stock Option Plan, as hereafter amended from time to time.

          "Preferred Stock" shall mean shares of Series A Preferred Stock, par value US$0.01 per share of the Company.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Share" shall mean a share of the Common Stock or a share of the Preferred Stock.

          "Stockholders Agreement" shall have the meaning set forth in Section 4(e) of this Plan.

          "Subsidiary" with respect to any Person (the "Parent") shall mean any other Person of which such Parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than 50% of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the


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election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation.

          "Transactions" shall mean the transactions contemplated by the Merger Agreement, dated as of March 10, 2004 among 3087052 Nova Scotia Company, 3087053 Nova Scotia Company, 9139-4460 Quebec Inc., 9139-7158 Quebec Inc. and MAAX Inc.

3.   ELIGIBILITY.

          With the recommendation of the Chief Executive Officer, the Committee shall have sole and complete discretion to determine (a) the Employees (including the Chief Executive Officer) and Consultants to be granted options hereunder, (b) the number of Shares to be covered by each Option and (c) the terms and conditions applicable to each Option. The Committee shall also have the right, without the recommendation of the Chief Executive Officer, to grant Options (i) in respect of options of MAAX Inc. which are being canceled in connection with the consummation of the Transactions and (ii) to the Company's non-employee Directors and Chief Executive Officer.

4.   TERMS OF OPTIONS AND SHARES.

     (a)  Option Agreement

          Options shall be granted only pursuant to a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. For purposes of this Plan, no Option shall be deemed to be outstanding until it has been granted to an Optionee by the Committee and an Option Agreement has been executed and delivered by the Company and the Optionee and an Option shall cease to be outstanding when it terminates or is exercised pursuant to this Plan.

     (b)  Option Terms

          The Options granted hereunder shall have the following terms and conditions:

          (i) Exercise Price. The Committee shall have the discretion to grant Options with an exercise price that is less than, equal to or greater than their Fair Market Value. The Committee shall have the right to grant options that are subject to performance criteria selected by it (which need not be uniform) and any such options shall be subject to the terms and conditions hereof.

          (ii) Term. Options shall be exercisable for such term, upon such conditions and shall be subject to such termination provisions as the Committee shall determine and shall specify in each Option Agreement; provided that no Option shall be exercisable after the tenth anniversary of its Grant Date.

          (iii) Vesting. Each Option shall vest and become exercisable at a rate determined by the Committee, which shall be designated in each Option Agreement.


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     (c)  Non-Transferability

          Subject to the terms of the Stockholders Agreement, the right of the Optionee to exercise an Option (as and when exercisable) shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by him (or his legal representative or guardian in the event that the Optionee is Disabled). Any other such transfer shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

     (d)  Method of Exercise

          The method of exercise of an Option shall be determined by the Committee and shall be specified in each Option Agreement.

     (e)  Execution of Stockholders' Agreement

          As a condition to the grant of any Option under this Plan, each Optionee shall execute and deliver a signature page or Joinder Agreement to the Stockholders Agreement, dated June 4, 2004 by and among the Company and the stockholders of the Company named therein (as such agreement may be amended or modified, the "Stockholders Agreement") acknowledging that each Option and all Shares acquired by him or her upon exercise of the Option will be subject to the terms and conditions contained therein, and that such Options and Shares may be acquired by the Company in accordance with the terms of the Stockholders Agreement.

     (f)  Rights as Stockholder

          An Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased upon the exercise of Options unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

5.   SHARES SUBJECT TO PLAN.

     (a)  Shares Subject to Plan

          Subject to adjustment as provided for in Section 5(b) of this Plan, the maximum number of Shares for which Options may be granted under this Plan is 1,029,902, of which (I) options to acquire 722,956 shares of Common Stock shall be available for grant in accordance with the first sentence of Section 3 of this Plan (including options to acquire up to 289,183 shares of Common Stock, which may be granted to the Company's Chief Executive Officer), and (II) options


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to acquire the remaining 306,946 Shares (130,586 of which shall be options to acquire shares of Common Stock, granted in respect of options of MAAX Inc. which are being canceled in connection with the consummation of the Transactions; 90,370 of which shall be options to acquire shares of Common Stock, granted to the Company's non-employee director(s); 42,995 of which shall be options to acquire shares of Common Stock, granted to the Company's Chief Executive Officer and 42,995 of which shall be options to acquire shares of Preferred Stock, granted to the Company's Chief Executive Officer) shall be granted in accordance with the last sentence of Section 3 of this Plan on the date of the consummation of the Transactions, which Shares may be authorized, but unissued, or reacquired Shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless this Plan shall have been terminated, become available for future grant under this Plan. Any Shares which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under this Plan.

     (b)  Adjustments upon Changes in Capitalization

          Subject to the terms of the Option Agreement, in the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another Company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares, and the exercise price therefor, as to which the Option, to the extent not theretofore exercised, shall be exercisable. The effect of any sale of the Company, change in control or other such event with respect to the ownership or control of the Company or its assets shall be determined by the Committee and designated in each Option Agreement.

6.   ADMINISTRATION.

          This Plan shall be administered by the Committee, which shall be authorized to interpret this Plan, to establish, amend, and rescind any rules and regulations relating to this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, conclusive and binding on all Persons. The Committee may, in its sole and absolute discretion, delegate to any proper officer of the Company, or more than one of them, any or all of its administrative duties hereunder. Each member of the Committee shall be indemnified (to the fullest extent permitted by law) by the Company for any liability, loss, damages or expenses suffered by virtue of acting as a Committee member, so long as such individual is not determined by a final adjudication to be guilty of willful misconduct with respect to any action taken or failure to act.


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7.   OTHER PROVISIONS.

     (a)  Effective Date

          This Plan shall become effective as of the date on which this Plan is approved by the Board of Directors, subject to the approval of the stockholders of the Company, and shall continue in effect until expiration or termination of all Options granted hereunder.

     (b)  Amendment, Suspension or Termination of Plan

          The Committee may amend, modify, suspend or terminate this Plan at any time or from time to time as it deems necessary or appropriate; provided, however, that no amendment, modification, suspension or termination may, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension, nor after termination of this Plan.

     (c)  Governing Law

          This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (d)  Limitations on the Company's Obligation

          The obligation of the Company to sell or deliver Shares with respect to Options shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (e)  Regulations and Other Approvals

          (i) The Committee may make such changes to this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

          (ii) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to this Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.


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          (iii) In the event that the disposition of Shares acquired pursuant to this Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities
Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to this Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for such shall include any legend that the Board of Directors deems appropriate to reflect any restrictions on transfer.

     (f)  No Employment Rights Conferred

          Nothing in this Plan or any Option Agreement shall confer upon any Optionee any right to continue in the employ or service of the Company or any of its Affiliates or shall interfere with or restrict in any way the right of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge any Optionee at any time for any reason whatsoever, with or without Cause.

     (g)  Titles; Construction

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

     (h)  Withholding

          As a condition to the exercise of an Option, and to the extent required by law, no later than the date as of which an amount first becomes includible in an Optionee's gross income for federal income tax purposes with respect to an Option, the Optionee shall pay to the Company or make arrangements satisfactory to the Company regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit an Optionee to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld on exercise.

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